UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 19, 2012

Date of Report

(Date of earliest event reported)

HAN LOGISTICS, INC.

 (Exact name of registrant as specified in its charter)

Nevada               000-52273                 88-0435998

                (State or other jurisdiction    (Commission

(IRS Employer I.D. No.)

of incorporation)

    File No.)

605 S. State Street

Salt Lake City, Utah  84111

 (Address of principal executive offices)

(801) 532-0323

(Registrant's telephone number)

N/A

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2012, Amee Han Lombardi resigned as a director and as the President, Secretary and Treasurer of Han Logistics, Inc., a Nevada corporation (the “Company”), effective immediately.  These resignations were not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Also on April 19, 2012, the Company’s sole remaining director, Michael Vardakis, appointed himself to serve as the Company’s President, Secretary and Treasurer until the next annual meeting of the Board of Directors or his prior resignation or termination.

Mr. Vardakis, age 47, has served as a director of the Company since January, 2005. He also served as President and Treasurer of Syntony Group, Inc. from March 20, 2003, to June, 2006. Mr. Vardakis served as the Secretary and a director since August 9, 2001, and Treasurer since August 28, 2001, of Asyst Corporation, a publicly-held company and a "reporting issuer" under the Exchange Act, until his resignation from all of these positions in February, 2004. Mr. Vardakis has also served as the President and a director of Gulf & Orient Steamship Company, Ltd., a reporting publicly-held company, since March 6, 2003. Since 1991, he has been employed as a salesman, and served as the Secretary, for AAA Jewelry & Loan, Inc., of Salt Lake City, Utah, a closely-held pawn brokerage business managed and co-owned by Terry S. Pantelakis, Mr. Vardakis' father-in- law. Since 1994, Mr. Vardakis has served as an executive officer, a director and a controlling shareholder of Michael Angelo Jewelers, Inc., of Salt Lake City, Utah, a closely-held retail jewelry business that he founded together with Angelo Vardakis, his brother. He has been a manager and a 50% owner of M.N.V. Holdings, LLC, Salt Lake City, Utah, a real estate holding company; from July, 1997 until April, 2002, Mr. Vardakis served as President and a director of Pawnbrokers Exchange, Inc., a "reporting issuer" under the Exchange Act; and since November, 1997, Mr. Vardakis has been a manager and a member of M.H.A., LLC, Salt Lake City, Utah, a closely-held investment company co-owned together with his brother, Angelo Vardakis, among others. Since June 1996, Mr. Vardakis has served as a director and a controlling shareholder of TMV Holdings, Inc. ("TMV Holdings"), Sparks, Nevada, a privately-held investment company that he co-owns with Vincent Lombardi. He has also been a manager and a member of two Salt Lake City real estate holding companies, V Financial, LLC, and BNO, LLC, since December 1999 and January 1997, respectively. He attended the University of Utah from 1983 through 1984.

The Company will utilize office space provided by Mr. Vardakis on a rent-free basis until substantial revenue-producing operations commence.

There were no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Vardakis had or will have a direct or indirect material interest.

There are no material plans, contracts or arrangements (whether or not written) to which Mr. Vardakis is a party or in which he participates that were entered into or materially amended in connection with his appointments, and there are no grants or awards to Mr. Vardakis, or modifications thereto, under any such plan, contract or arrangement in connection with such event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAN LOGISTICS, INC.

Date:  4-20-2012

/s/ Michael Vardakis

Michael Vardakis,

President